EXHIBIT 10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT is dated and made for reference effective as fully executed on this 22nd day of September, 2005.

BETWEEN:

INTERNATIONAL MINERAL RESOURCES LTD., a company duly incorporated under the laws of the Turks and Caicos Islands and having an office address located at No. 1 Caribbean Place, P.O. Box 97, Leeward Highway, Providenciales, Turks and Caicos Islands;

(the “Assignor”);

OF THE FIRST PART

AND:

LAKEFIELD VENTURES, INC., a company duly incorporated under the laws of the State of Nevada and having an address for notice and delivery located at 10580 N. McCarran Blvd., Building 115-208, Reno, Nevada, 89503;

(the “Assignee”);

OF THE SECOND PART

(the Assignor and the Assignee being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.

The Assignor is a body corporate subsisting under and registered pursuant to the laws of the Turks and Caicos Islands;

B.

The Assignor is a creditor of United Energy Metals S.A., a company incorporated under the laws of Argentina, in the amount of US$70,300, which is owing from United Energy Metals S.A. to the Assignor (the “Debt”);

C.

The Assignor is the owner of an option (the “Option”) to acquire 499 shares in the capital stock of United Energy Metals S.A. pursuant to an Option Agreement entered into between the Assignor and United Energy Metals S.A., dated September 21, 2005 (the “Option Agreement”).

D.

United Energy Metals S.A. is in the business of acquiring, exploring and developing mineral properties in Argentina and is the legal and beneficial owner of certain permits and applications for uranium exploration and exploitation in the Province of Chubut, Argentina;

E.

The Assignor desires to assign and transfer the Debt and the Option it holds to acquire 499 shares of capital stock of United Energy Metals S.A. to the Assignee in exchange for certain consideration in accordance with the terms and conditions of this Agreement;

F.

The Assignee is prepared to accept the assignment and transfer of the Debt and the Option;

G.

The Parties hereto have agreed to enter into this Assignment Agreement (the “Assignment Agreement”) which formalizes, in its entirety, the Assignment Agreement, as contemplated, and which clarifies their respective duties and obligations in connection with the assignment by the Assignor to the Assignee of the Debt and the Option;

NOW THEREFORE THIS ASSIGNMENT AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1

SCHEDULES AND INTERPRETATIONS

1.1

Schedules.   For the purposes of this Assignment Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Assignment Agreement and which form a material part hereof:

    Schedule

   Description

Schedule “A”:

Acknowledgement of Representations, Warranties and Covenants by United Energy Metals S.A.; and

Schedule “B”:

Net Smelter Return Royalty.

1.2

Interpretation.   For the purposes of this Assignment Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Assignment Agreement as a whole and not to any particular Article, section or other subdivision of this Assignment Agreement;

(b)

any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)

words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2

ASSIGNMENT AND TRANSFER OF THE DEBT AND THE OPTION HELD BY THE ASSIGNOR IN UNITED ENERGY METALS S.A. TO THE ASSIGNEE

2.1

Assignment of the Debt and the Option.   Subject to the terms and conditions hereof and based upon the representations and warranties contained in Articles “3” and “4” hereinbelow and prior satisfaction of the conditions precedent which are set forth in Article “5” hereinbelow, the Assignor hereby agrees, to assign and transfer at the Closing Date (as hereinafter determined) all of its respective rights, entitlement and interest in and to the Debt and the Option to the Assignee and the Assignee hereby agrees to accept the assignment and transfer of the Debt and the Option from the Assignor on the terms and subject to the conditions contained in this Assignment Agreement.

2.2

Consideration for Assignment of the Debt and the Option.   The total consideration to be paid by the Assignee to the Assignor on the Closing Date for the assignment of the Debt and the Option to the Assignee will be as follows:

(a)

US$50,000 by way of a bank draft or certified cheque;

(b)

issue to the Assignor 8,000,000 shares of the Assignee (the “Purchase Price Common Shares”), subject to applicable resale restrictions;

(c)

pay to the Assignor the Royalty as per Article 7 below; and

(d)

On or before ten (10) business days after the execution of this Assignment Agreement, the Assignee shall pay US$30,000 to the Assignor with the balance of US$20,000 to be paid on the Closing Date.  Such US$30,000 to be paid on or before 10 business days after execution of this Assignment Agreement shall be refundable if it is determined prior to the Closing Date that any shares which may be issued under the Option Agreement are not allowed to be registered to the Assignee due to any applicable Argentina laws.

Article 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

BY THE ASSIGNOR

3.1

Representations, Warranties and Covenants by the Assignor.   In order to induce the Assignee to enter into and consummate this Assignment Agreement, the Assignor hereby represents to, warrants to and covenants with the Assignee, with the intent that the Assignee will rely thereon in entering into this Assignment Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Assignor, after having made due inquiry:

(a)

it is duly incorporated under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)

it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Assignment Agreement and it has the full power and authority to enter into this Assignment Agreement and any agreement or instrument referred to or contemplated by this Assignment Agreement;

(c)

it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Assignment Agreement;

(d)

the execution and delivery of this Assignment Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;

(e)

the Option is valid, subsisting and in good standing and the Assignor is not in default or breach of the Option and, to the knowledge of the Assignor, no proceeding is pending or threatened to revoke the Option;

(f)

the Debt and the Option are owned beneficially by the Assignor with good and marketable title thereto, free and clear of all encumbrances;

(g)

there are no other consents, approvals or conditions precedent to the performance of this Assignment Agreement which have not been obtained;

(h)

this Assignment Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(i)

no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(j)

the making of this Assignment Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;

(ii)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;

(iii)

give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

(iv)

give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

(v)

constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(k)

neither this Assignment Agreement nor any other document, certificate or statement furnished to the Assignee by or on behalf of the Assignor in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Assignee to enter into this Assignment Agreement.

3.2

Representations, Warranties and Covenants by the Assignor respecting the Purchase Price Common Shares.   In order to induce the Assignee to enter into and consummate this Agreement, the Assignor hereby represents to, warrants to and covenants with the Assignee, with the intent that the Assignee will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Assignor, after having made due inquiry:

(a)

the Assignor acknowledges that the Purchase Price Common Shares will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act of 1933, as amended, and that, as a result, the Assignor may be restricted from using most of the remedies that would otherwise be available to the Assignor, the Assignor will not receive information that would otherwise be required to be provided to the Assignor and the Assignee is relieved from certain obligations that would otherwise apply to the Assignee, in either case, under applicable securities legislation;

(b)

the Assignor has not received, nor has the Assignor requested nor does the Assignor require to receive, any offering memorandum or a similar document describing the business and affairs of the Assignee in order to assist the Assignor in entering into this Assignment Agreement and in consummating the transactions contemplated herein;

(c)

the Assignor acknowledges and agrees that the Purchase Price Common Shares have not been and will not be qualified or registered under the securities laws of the United States or any other jurisdiction and, as such, the Assignor may be restricted from selling or transferring such Purchase Price Common Shares under applicable law;

3.3

Survival of the Representations, Warranties and Covenants by the Assignor.   To the extent they have not been fully performed at or prior to the time of Closing, each representation and warranty of the Assignor contained in this Assignment Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a)

be true and correct on and as of the Closing Date (as hereinafter defined) with the same force and effect as though made or given on the Closing Date;

(b)

remain in full force an effect notwithstanding any investigations conducted by or on behalf of the Assignee, and

(c)

survive the completion of the transactions contemplated by this Assignment Agreement until the second anniversary of the Closing Date (as hereinafter defined) and shall continue in full force and effect for the benefit of the Assignee during that period, except that a claim for any breach of any of the representations and warranties contained in this Assignment Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

Article 4

WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE ASSIGNEE

4.1

Warranties, Representations and Covenants by the Assignee.   In order to induce the Assignor to enter into and consummate this Assignment Agreement, the Assignee hereby warrants to, represents to and covenants with the Assignor, with the intent that the Assignor will rely thereon in entering into this Assignment Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Assignee, after having made due inquiry:

Corporate Status of the Assignee

(a)

the Assignee is a company with limited liability duly and properly incorporated, organized and validly subsisting under the laws of the State of Nevada being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)

the Assignee has good and sufficient power, authority and right to own or lease its property, to enter into this Assignment Agreement and to perform its obligations hereunder;

Authorization

(c)

this Agreement has been duly authorized, executed and delivered by the Assignee and is a legal, valid and binding obligation of the Assignee, enforceable against the Assignee, as the case may be, by the Assignor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

Share Capital

(d)

the authorized capital of the Assignee consists of 150,000,000 shares of common stock of which 39,547,000 shares of common stock of the Assignee have been duly issued and are outstanding as fully paid and non-assessable, and 10,000,000 shares of preferred stock of which no shares of preferred stock are issued and outstanding;

(e)

all of the issued and outstanding shares of the Assignee are listed and posted for trading on the NASD Over-the-Counter Bulletin Board (the “OTCBB”);

(f)

the Assignee will allot and issue the Purchase Price Common Shares on the Closing Date as fully paid and non-assessable in the capital of the Assignee, free and clear of all actual or threatened liens, charges, security interests, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation or by securities regulatory authorities;

Options

(g)

no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Assignee;

No Subsidiaries

(h)

except for the transactions contemplated in this Assignment Agreement, the Assignee does not own and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other securities, equity or proprietary interests in any person, and the Assignee does not have any agreements to acquire or lease any other business, property, assets or operations;

No Violation

(i)

the execution and delivery of this Assignment Agreement by the Assignee and the consummation of the transactions herein provided for will not result in:

(i)

the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Assignee under:

(A)

any contract to which the Assignee is a party or by which it is bound;

(B)

any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) of the Assignee;

(C)

any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Assignee;

(D)

any licence, permit, approval consent or authorization held by the Assignee which is necessary to the operation of the Assignee’s business; or

(E)

any applicable law, statute, ordinance, regulation or rule;

Financial Statements

(j)

the Assignee’s financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Assignee as at the respective dates of and for the respective periods covered by the Assignee’s financial statements;

(k)

for any period up to the time of Closing the Assignee will not have any debts or liabilities whatsoever (whether accrued, absolute or contingent or otherwise), including any liabilities for federal, state, sales, income, corporate or any other taxes of the Assignee except for;

(i)

the debts and liabilities disclosed on, provided for or included in the balance sheet forming a part of the most recent of the Assignee’s financial statements;

(ii)

debts or liabilities disclosed in this Assignment Agreement or any Schedule hereto; and

(iii)

liabilities incurred by the Assignee in the ordinary course of the Assignee’s business subsequent to the date of the balance sheet referred to in subparagraph (k)(i) above;

Tax Matters

(l)

the Assignee has duly and timely filed all returns, elections and designations required to be filed by it with any taxation authority or if not filed on a timely basis, all fees, penalties, interest and other amounts payable as a result thereof have been paid and no such returns, elections or designations contain any misstatement or omit any statements that should have been included and each return, election and designation, including accompanying schedules and statements is true, correct and complete;

(m)

the Assignee has paid in full all amounts (including but not limited to sales, use and consumption taxes and taxes measured on income and all instalments of taxes) owing to all federal, state, territorial and municipal taxation authorities due and payable by it up to the date hereof;

(n)

adequate provision has been made by the Assignee for taxes payable for the current period for which tax returns are not yet required to be filed;

(o)

there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return by the Assignee; or with respect to the payment of any tax or any governmental charge, penalty, interest or fine by the Assignee; or with respect to the issuance of any tax assessment or reassessment;

(p)

there are no actions, suits, proceedings, investigations or claims now threatened by any governmental authority or pending against the Assignee as initiated by any governmental authority in respect of any amounts, including but not limited to taxes, governmental charges or assessments;

(q)

there are no matters under discussion with any governmental authority relating to any amounts, including but not limited to taxes, governmental charges or assessments asserted or to be asserted by such authority;

(r)

the Assignee is not aware of any circumstances that might result in any threatened, proposed or actual assessment or reassessment against the Assignee;

Dividends and Distributions

(s)

since the date of incorporation, the Assignee has not:

(i)

declared or paid any dividends;

(ii)

declared or made any other distributions on any of its issued shares, except for the recent forward stock split on a basis of 11.14 new shares for each one (1) old share, which was effective June 6, 2005; or

(iii)

directly or indirectly, redeemed, purchased or otherwise acquired any of its issued shares or agreed, or is obligated, so to do;

Legal Proceedings

(t)

there are no actions, suits, proceedings or outstanding claims or demands instituted before any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board or pending or threatened against or affecting the Assignee or its property or the Assignee’s business, nor is there any basis for any such action, suit, proceeding or claim;

(u)

there are no orders, decrees, injunctions or judgments of any court or of any federal, provincial, territorial or municipal department, agency, commission, board, bureau or instrumentality, domestic or foreign, instituted, pending, threatened or obtained against or affecting the Assignee or its property or the Assignee’s business; nor is there any basis for any such order, decree, injunction or judgment;

(v)

there is no legal impediment to the continued operation, in the ordinary course, of the property and the Assignee’s business;

(w)

the Assignee has not violated nor is it violating any federal, state, territorial or municipal statute, regulation, ordinance, rule or order applicable to the Assignee’s business or to any of its property or its ownership thereof;

(x)

the Assignee has complied with all applicable federal, state, territorial and municipal statutes, regulations, ordinances, rules and orders;

Directors and Officers

(y)

the present directors and officers of the Assignee are as follows:

Name

Position

Michael Iverson

President, Secretary, Treasurer and

Director

Luis Goyzueta

Director

Full Disclosure

(z)

the Assignee has no information or knowledge of any fact not communicated to the Assignor and relating to the Assignee or to the Assignee’s business or to its issued and outstanding securities which, if known to the Assignor, might reasonably be expected to deter the Assignor from entering into this Assignment Agreement or from completing the transactions contemplated by this Assignment Agreement.

4.2

Survival of the Representations, Warranties and Covenants by the Assignee.   To the extent they have not been fully performed at or prior to the time of Closing, each representation and warranty of the Assignee contained in this Assignment Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a)

be true and correct on and as of the Closing Date (as hereinafter defined) with the same force and effect as though made or given on the Closing Date;

(b)

remain in full force an effect notwithstanding any investigations conducted by or on behalf of the Assignor, and

(c)

survive the completion of the transactions contemplated by this Assignment Agreement until the second anniversary of the Closing Date (as hereinafter defined) and shall continue in full force and effect for the benefit of the Assignor during that period, except that a claim for any breach of any of the representations and warranties contained in this Assignment Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

Article 5

CONDITIONS PRECEDENT TO CLOSING

5.1

The Assignor’s Conditions Precedent.   The assignment and transfer of the Option to the Assignee is subject to the following terms and conditions for the exclusive benefit of the Assignor, to be fulfilled or performed at or prior to the Closing Date (as herein after defined):

(a)

the representations and warranties of the Assignee contained in this Assignment Agreement shall be true and correct [in all material respects] at the Closing Date, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)

all of the terms, covenants and conditions of this Assignment Agreement to be complied with or performed by the Assignee at or before the Closing Date shall have been complied with or performed;

(c)

no legal action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the assignment and transfer of the Option contemplated hereby.

If any of the conditions contained in this section 5.1 shall not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Assignor, acting reasonably, the Assignor may, by notice to the Assignee, terminate this Assignment Agreement and the obligations of the Assignor under this Assignment Agreement shall be terminated.  Any such condition may be waived in whole or in part by the Assignor in writing without prejudice to any claims it may have for breach of covenant, representation or warranty.

5.2

Assignee’s Conditions Precedent.   The assignment and transfer of the Option from the Assignor to the Assignee is subject to the following terms and conditions for the exclusive benefit of the Assignee, to be fulfilled or performed at or prior to the Closing Date (as hereinafter defined):

(a)

the representations and warranties of the Assignor contained in this Assignment Agreement shall be true and correct at the Closing Date, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)

all of the terms, covenants and conditions of this Assignment Agreement to be complied with or performed by the Assignor at or before the Closing Date shall have been complied with or performed;

(c)

no legal action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the assignment and transfer of the Option contemplated hereby; and

(d)

United Energy Metals S.A. shall have executed the acknowledgement attached hereto as Schedule “A”, which confirms that all of the representations, warranties and covenants of United Energy Metals S.A. made in the Option Agreement are true and correct at and as of the Closing Date of this Assignment Agreement.

If any of the conditions contained in this section 5.2 shall not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Assignee, acting reasonably, the Assignee may, by notice to the Assignor, terminate this Assignment Agreement and the obligations of the Assignee under this Assignment Agreement shall be terminated.  Any such condition may be waived in whole or in part by the Assignee in writing without prejudice to any claims it may have for breach of covenant, representation or warranty.

Article 6

CLOSING AND EVENTS OF CLOSING

6.1

Closing and Closing Date.   The closing (the “Closing”) of the within assignment and transfer of the Debt and the Option as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Assignment Agreement and the satisfaction of all of the conditions precedent which are set out in Article “5” hereinabove, shall occur on the later of November 1, 2005, and the date that the Assignee becomes registered as a foreign company in Argentina (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of the Assignee’s counsel, Devlin Jensen, located at 2550 – 555 W. Hastings St., Vancouver, B.C., Canada  V6B 4N5 at 10:00 a.m. (Pacific time) on the Closing Date.

6.2

Latest Closing Date.   If the Closing Date has not occurred by December 15, 2005, subject to an extension as may be mutually agreed to by the Parties for a maximum of 14 days per extension, then the Assignee and the Assignor shall each have the option to terminate this Assignment Agreement by delivery of written notice to the other Party.  Upon delivery of such notice, this Assignment Agreement shall cease to be of any force and effect except for Section 12 hereinbelow, which shall remain in full force and effect notwithstanding the termination of this Agreement.

6.3

Documents to be delivered by the Assignor no later than the Closing Date.   No later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Assignor shall also execute and deliver or cause to be delivered to the Assignee all such other documents, resolutions and instruments as may be necessary to complete all of the transactions contemplated by this Assignment Agreement and including, without limitation, the necessary assignment and transfer of the Debt and the Option to the Assignee free and clear of all liens, security interests, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)

a certified copy of the resolutions of the directors, and shareholders if necessary, of the Assignor authorizing the assignment and transfer of the Debt and the Option to the Assignee;

(b)

a certificate of an officer of the Assignor, dated as of the Closing Date, certifying that the warranties, representations, covenants and agreements of the Assignor contained in this Assignment Agreement are true and correct in all respects and will be true and correct as of the Closing Date;

(c)

a certified copy of the executed Schedule “A” by the President of United Energy Metals S.A., dated as of the Closing Date, which is the acknowledgement and confirmation by United Energy Metals S.A. that all of the representations, warranties and covenants of United Energy Metals S.A. made in the Option Agreement are true and correct at and as of the Closing Date of this Assignment Agreement; and

(d)

all such other documents and instruments as the Assignee’s solicitors may reasonably require.

6.4

Documents to be delivered by the Assignee.   No later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Assignee shall also execute and deliver or cause to be delivered to the Assignor, all such other documents, resolutions and instruments that may be necessary for the Assignor to complete all of the transactions contemplated by this Assignment Agreement and including, without limitation, the necessary assignment and transfer of the Debt and the Option to the Assignee free and clear of all liens, security interests, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)

a certified copy of the resolutions of the directors of the Assignee providing for the approval of all of the transactions contemplated hereby;

(b)

an executed treasury order of the Assignee providing for the due issuance of all of the Purchase Price Common Shares to the order and direction of the Assignor in accordance with Section 2.2 hereinabove;

(c)

a certified cheque or bank draft payable to the Assignor for that part of the Purchase Price contemplated to be paid at the time of Closing to be paid in cash;

(d)

a certificate of an officer of the Assignee, dated as of the Closing Date, acceptable in form to the Assignor, or its legal counsel if applicable, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Assignee contained in this Assignment Agreement are true and correct and will be true and correct as of the Closing Date as if made by the Assignee on the Closing Date; and

(e)

all such other documents and instruments as the Assignor’s solicitors may reasonably require.

Article 7

ROYALTY

7.1

The Assignee shall pay to the Assignor a 5% Net Smelter Return Royalty (“NSR”) on all uranium production, on the terms and conditions set out in Schedule “B” hereto and a 5% Net Smelter Return Royalty (“NSR”) on all other minerals, on the terms and conditions set out in Schedule “B”.  The 5% NSR royalty noted above is subject to a “buy out” provision that allows the Assignee at any time, to purchase a 2% NSR royalty for US $4,000,000 (US 4 million dollars).

7.2

Royalty payments shall be accompanied by a complete statement showing the computation of amounts due and the Assignee shall ensure that United Energy Metals S.A. shall keep full, true and accurate records, files and books of account, according to Argentina general accepted accounting principles, at its principal place of business containing all particulars that may be required for the full computation and verification of the Royalty payable to the Assignor.

7.3

The Assignor may request that an independent auditing firm verify the accuracy of the Royalty payments made by the Assignee.  The fees for such independent auditing firm shall be borne by the Assignor, unless the independent auditing firm finds a material discrepancy (5% or more) in the Royalty payments.

7.4

In the event that the Assignee fails to pay the Royalty payment set forth herein, then the Assignor shall have the right to collect the amount due, plus a non-compensatory fine equivalent to 12% (twelve percent) of the GORR outstanding amount, per year.

Article 8

INDEMNIFICATION AND LEGAL PROCEEDINGS

8.1

Indemnification.   The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an “Indemnified Party”) harmless from and against and agree to be liable for any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

8.2

No Indemnification.   This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of wilful misconduct.

8.3

Claim of Indemnification.   The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

8.4

Notice of Claim.   In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses.  Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

8.5

Settlement.   No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

8.6

Legal Proceedings.   Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)

such counsel has been authorized by the relevant Party hereto;

(b)

the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)

the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)

there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

8.7

Contribution.   If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant.  Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 9

NON-DISCLOSURE

9.1

Public Announcements and Disclosure to Regulatory Authorities.   All information relating to the Assignment Agreement and the transaction contemplated therein shall be treated as confidential and no public disclosure shall be made by any Party without the prior approval of the Assignor and the Assignee.  Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements and disclosure to the Regulatory Authorities of this Assignment Agreement promptly upon its execution all in accordance with the requirements of applicable securities legislation and regulations.

Article 10

TRANSFERS

10.1

Transfer of Interest in the Option.   After the Closing, the Assignee may sell, assign, transfer or dispose of its interest in the Option without restriction from the Assignor, provided that the third party acquiring such Assignee’s interest shall irrevocably and expressly assume the obligation to (i) make the Royalty payments to the Assignor, and (ii) perform any and all obligations contemplated in this Assignment Agreement that shall survive its termination or the Closing.

Article 11

ASSIGNMENT

11.1

Assignment.   Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.

Article 12

FORCE MAJEURE

12.1

Events.   If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

12.2

Notice.   A Party shall, within seven calendar days, give notice to the other Party of each event of force majeure under subsection 12.1 hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 13

NOTICE

13.1

Notice.   Each notice, demand or other communication required or permitted to be given under this Assignment Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2

Change of Address.   Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 14

GENERAL PROVISIONS

14.1

Entire Agreement.   This Assignment Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Assignment Agreement.

14.2

Enurement.   This Assignment Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

14.3

Schedules.   The Schedules to this Assignment Agreement are hereby incorporated by reference into this Assignment Agreement in its entirety.

14.4

Time of the Essence.   Time will be of the essence of this Assignment Agreement.

14.5

Applicable Law.   The situs of this Assignment Agreement is Reno, Nevada, and for all purposes this Assignment Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of Nevada.

14.6

Further Assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto in order to carry out the true nature and intent of this Assignment Agreement.

14.7

Severability and Construction.   Each Article, section, paragraph, term and provision of this Assignment Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Assignment Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Assignment Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

14.8

Captions.   The captions, section numbers, Article numbers and Schedule numbers appearing in this Assignment Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Assignment Agreement nor in any way affect this Assignment Agreement.

14.9

Currency.   Unless otherwise stipulated, all references to money amounts herein shall be in lawful money of the United States.

14.10

Counterparts.   This Assignment Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Assignment Agreement.

14.11

No Partnership or Agency.   The Parties hereto have not created a partnership and nothing contained in this Assignment Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

14.12

Consents and Waivers.   No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)

be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)

be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)

constitute a general waiver under this Assignment Agreement; or

(d)

eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF each of the Parties hereto has hereunto set its seal by the hand of its duly authorized signatory as of the Execution Date as set forth on the front page of this Assignment Agreement.

INTERNATIONAL MINERAL RESOURCES LTD.

Per:

/s/ T. Barry Dempsey

Authorized Signatory

T. Barry Dempsey - For: Cocaburn Directors Ltd.

Director of International Mineral Resources, Ltd.

(print name and title)

LAKEFIELD VENTURES, INC.

Per:

/s/ Michael Iverson

Authorized Signatory

Michael Iverson, President

(print name and title)

SCHEDULE “A”

This is Schedule “A” to that certain Assignment Agreement among International Mineral Resources Ltd. and Lakefield Ventures, Inc., dated September 22, 2005

OFFICER’S CERTIFICATE OF UNITED ENERGY METALS S.A.

I, JULIO CÉSAR PULISICH, the President and a Director of UNITED ENERGY METALS S.A. (the “Company”), do hereby certify that the representations, warranties and covenants of the Company provided in the Option Agreement entered into between the Company and International Mineral Resources Ltd., dated September 21, 2005 are true and correct at and as of the Closing Date of this Assignment Agreement.

WITNESS my hand at Ciudad Mendoza, Mendoza, Argentina, on this day of

, 2005.

Julio César Pulisich

President and a Director

__________

SCHEDULE “B”

This is Schedule “B” to that certain Assignment Agreement among International Mineral Resources Ltd. and Lakefield Ventures, Inc., dated September 22, 2005

1.

For the purposes of this Agreement, the term “Net Smelter Returns” shall mean the net proceeds actually paid to the Company from the sale by the Company of minerals mined and removed from the Property, after deduction of the following:

(a)

smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by the Company, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(b)

costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

(c)

ad valorem taxes and taxes based upon production, but not income taxes.

In the event the Company commingles minerals from the Property with minerals from other properties, the Company shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined.